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                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                               PIPELINES AGREEMENT

      This Pipelines Agreement (this "Agreement") is dated as of July 8, 2005, by and among Holly Corporation, a Delaware corporation ("Holly"), Navajo Refining Company, L.P., a Delaware limited partnership ("Navajo Refining" and, together with Holly, the "Holly Entities"), Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Holly Energy Partners-Operating, L.P., a Delaware limited partnership (the "Operating Partnership"), HEP Pipeline, L.L.C., a Delaware limited liability company ("HEP Pipeline"), HEP Logistics Holdings, L.P., a Delaware limited partnership (the "General Partner"), Holly Logistic Services, L.L.C., a Delaware limited liability company ("Holly GP"), and HEP Logistics GP, L.L.C., a Delaware limited liability company ("OLP GP" and, together with the Partnership, the Operating Partnership, HEP Pipeline, the General Partner and Holly GP, the "Partnership Entities"). Each of the Holly Entities and the Partnership Entities are individually referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS:

      Pursuant to that certain Purchase and Sale Agreement dated as of July 6, 2005 (the "Purchase Agreement") by and among Holly, Navajo Refining and Navajo Pipeline Co., L.P. ("Navajo Pipeline"), and the Partnership, the Operating Partnership and HEP Pipeline, Navajo Pipeline and Navajo Refining have agreed to transfer and convey to HEP Pipeline, and HEP Pipeline has agreed to acquire, the Intermediate Product Pipelines which historically have been utilized by the Holly Entities to transport Intermediate Products.

      The Holly Entities desire to continue to transport Intermediate Products in the Intermediate Product Pipelines and the Partnership desires to provide transportation services to the Holly Entities, all on the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

      SECTION 1. DEFINITIONS

      Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth below.

      "Additives" has the meaning set forth in Section 2(d).

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, excluding, in the case of Holly, the Partnership Entities.

      "Applicable Law" means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under

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any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

      "Arbitrable Dispute" means any and all disputes, Claims, controversies and other matters in question between any of the Partnership Entities, on the one hand, and any of the Holly Entities, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.

      "Artesia Refinery" means the refining facilities owned by Navajo Refining in Artesia.

      "bpd" means barrels per day.

      "Claim" means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

      "Claimant" has the meaning set forth in Section 10(f).

      "Conflicts Committee" means the Conflicts Committee of Holly Logistic Services, L.L.C., as general partner of HEP Logistics Holdings, L.P., the sole general partner of the Partnership.

      "Contract Quarter" means a three-month period that commences on July 1, October 1, January 1, or April 1, and ends on September 30, December 31, March 31 or June 30, respectively, except that the initial Contract Quarter shall commence on the Effective Date.

      "Contract Year" means a year that commences on July 1 and ends on the last day of June, except that the initial Contract Year shall commence on the Effective Date.

      "Control" (including with correlative meaning, the term "controlled by") means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Controlled Affiliates" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries is controlled by such Person, excluding in the case of Holly, the Partnership Entities.

      "Deficiency Notice" has the meaning set forth in Section 9(a).

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      "Deficiency Payment" has the meaning set forth in Section 9(a).

      "Effective Date" means the date of the closing of the Purchase Agreement.

      "Force Majeure" means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, storms, floods, washouts, arrests, the order of any court or Governmental Authority having jurisdiction while the same is in force and effect, civil disturbances, explosions, breakage, accident to machinery, storage tanks or lines of pipe, inability to obtain or unavoidable delay in obtaining material or equipment, and any other causes whether of the kind herein enumerated or otherwise not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome. Notwithstanding anything in this Agreement to the contrary, inability of a Party to make payments when due, be profitable or to secure funds, arrange bank loans or other financing, obtain credit or have adequate capacity or production (other than for reasons of Force Majeure) shall not be regarded as events of Force Majeure.

      "Governmental Authority" means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

      "Incentive Tariff" has the meaning set forth in Section 2(b)(ii).

      "Intermediate Products" means crude oil, gas oil, diesel, kerosene, casinghead, naphtha, normal butane and isobutane, all of which should be characteristically equal to like products that have been transported on the Intermediate Product Pipelines after January 1, 2003.

      "Intermediate Product Pipelines" means the pipelines described on Exhibit A attached hereto.

      "Lovington Refinery" means the refining facilities owned by Navajo Refining near Lovington, New Mexico.

      "Minimum Revenue Commitment" has the meaning set forth in Section 2(a).

      "Omnibus Agreement" means the Omnibus Agreement, dated as of the July 13, 2004, among Holly, the Partnership, the Operating Partnership, the General Partner, Holly GP, OLP GP and Navajo Pipeline, as amended.

      "Parties" or "Party" has the meaning set forth in the preamble to this Agreement.

      "PPI" has the meaning set forth in Section 2(a).

      "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

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      "Prime Rate" means the prime rate per annum announced by Union Bank of
California, N.A., or if Union Bank of California, N.A. no longer announces a prime rate for any reason, the prime rate per annum announced by the largest U.S. bank measured by deposits from time to time as its base rate on corporate loans, automatically fluctuating upward or downward with each announcement of such prime rate.

      "Refineries" means, collectively, the Artesia Refinery and the Lovington Refinery.

      "Refund" has the meaning set forth in Section 9(c).

      "Respondent" has the meaning set forth in Section 10(f).

      SECTION 2. AGREEMENT TO USE SERVICES RELATING TO PIPELINES.

      This Agreement sets forth a commercial arrangement consistent with historical operational practices between the Holly Entities and the Partnership Entities as well as the objectives of the Parties. The Parties intend to be strictly bound by the terms set forth in this Agreement, which set forth the Minimum Revenue Commitment on the part of the Holly Entities and require the Partnership Entities to provide certain transportation services to the Holly Entities. The principal objective of the Partnership Entities is for the Holly Entities to meet or exceed the Minimum Revenue Commitment. The principal objective of the Holly Entities is for the Partnership Entities to provide services to the Holly Entities in a manner that enables the Holly Entities to operate their assets in a manner at least as favorably as their historical practice when the Holly Entities were the owners of the Intermediate Product Pipelines.

      (a) Minimum Revenue Commitment. During the term of this Agreement and subject to the terms and conditions of this Agreement, the Holly Entities agree as follows:

            (i) Subject to Section 3, for a term of 15 Contract Years commencing on the Effective Date, the Holly Entities will transport on the Intermediate Product Pipelines an amount of Intermediate Products in the aggregate that will produce revenue to the Partnership Entities in an amount at least equal to $2,956,500 per Contract Quarter (the "Minimum Revenue Commitment"). Notwithstanding the foregoing, in the event that the Effective Date is any date other than the first day of a calendar quarter, then the Minimum Revenue Commitment for the initial Contract Quarter shall be prorated based upon the number of days actually in such calendar quarter and the initial Contract Quarter.

            (ii) The Minimum Revenue Commitment shall be adjusted on July 1 of each Contract Year commencing on July 1, 2006, by an amount equal to the percentage increase, if any, between the two preceding calendar years, in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor ("PPI"); provided, however, that the Minimum Revenue Commitment will not decrease as a result of any decrease in the PPI. If that index is no longer published, the Holly Entities and the Partnership Entities shall negotiate in good faith to agree on a new index that gives comparable protection against inflation and the same method of adjustment for increases in the new index shall be used to calculate increases in the Minimum Revenue Commitment. If the Holly Entities and the Partnership Entities are unable to agree, a new

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      index will be determined by binding arbitration in accordance with Section
      10(f) of this Agreement and the same method of adjustment for increases in the new index shall be used to calculate increases in the Minimum Revenue Commitment.

            (iii) If the Holly Entities are unable for a period in excess of thirty (30) consecutive days to transport on the Intermediate Product Pipelines the volumes of Intermediate Products required to meet the Minimum Revenue Commitment as a result of the Partnership Entities' operational difficulties, prorationing, or inability to provide the 72,000 bpd capacity, then upon written notice by the Holly Entities to the Partnership Entities, the Minimum Revenue Commitment will be reduced for such period of time by an amount equal to: (1) the volume of Intermediate Products that the Holly Entities are unable to transport on the Intermediate Product Pipelines as a result of the Partnership Entities' operational difficulties, prorationing or inability to provide the 72,000 bpd capacity multiplied by (2) the applicable tariffs.

      (b) Tariffs.

            (i) The initial tariff rates, and the rules and regulations applicable to intrastate service on the Intermediate Product Pipelines shall be as set forth in Exhibit B attached hereto and made a part hereof for all purposes. The initial non-incentive tariff rates shall be adjusted on July 1 of each Contract Year commencing on July 1, 2006, by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the PPI. If that index is no longer published, the Holly Entities and the Partnership Entities shall negotiate in good faith to agree on a new index that gives comparable protection against inflation or deflation and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the non-incentive tariff rates. If the Holly Entities and the Partnership Entities are unable to agree, a new index will be determined by binding arbitration in accordance with Section 10(f) of this Agreement and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the non-incentive tariff rates. Notwithstanding that the Minimum Revenue Commitment will be determined on a Contract Year basis, the applicable fees, tariff rates and other charges provided for in this Agreement will become effective as of the date of this Agreement.

            (ii) Holly shall pay the Partnership an incentive tariff (the "Incentive Tariff") equal to $0.25 per barrel for barrels shipped in excess of 72,000 bpd up to and including 95,000 bpd; provided, that the Partnership will receive its full base tariff of $0.45 per barrel escalated annually at PPI for any and all non-Holly-owned barrels shipped on the Intermediate Product Pipelines. The Incentive Tariff shall be adjusted on July 1 of each Contract Year, commencing on July 1, 2006, as provided in Section 2(a)(ii).

            (iii) As soon as practicable following any Contract Year during which Incentive Tariffs paid to the Partnership did not provide the Partnership with a profit margin of at least 25% on its incremental costs for shipping such additional barrels, Holly shall pay to the Partnership an amount equal to the dollar amount that, when combined

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      with the Incentive Tariffs paid to the Partnership for such Contract Year, would have provided the Partnership a profit margin of 25% on its incremental costs for shipping such additional barrels.

      (c) Obligations of the Partnership Entities. During the term of this Agreement and subject to the terms and conditions of this Agreement, including
Section 10(c), the Partnership Entities agree to own or lease, operate and maintain the assets necessary to accept the deliveries from the Holly Entities and to provide the services required under this Agreement. Notwithstanding the preceding sentence, subject to Section 10(c) of this Agreement and Article VI of the Omnibus Agreement, the Partnership Entities are free to sell any of their assets, including assets that provide services under this Agreement, and the Partnership or any of the Partnership Entities are free to merge with another entity (whether or not the Partnership or any of the Partnership Entities is the surviving entity in such merger) and are free to sell all of their assets or all of their equity to another entity at any time. At the request of the Holly Entities, and subject in each case to any applicable common carrier proration duties, the Partnership Entities agree to use commercially reasonable efforts to transport by pipeline for the Holly Entities each month during the term of this Agreement 72,000 bpd of Intermediate Products on the Intermediate Product Pipelines. To the extent that the Holly Entities are entitled to an exception under Section 3 of this Agreement to their obligations under Section 2(a) of this Agreement, the corresponding obligations of the Partnership Entities under this Section 2(c) will be proportionately reduced.

      (d) Pour Point Depressant and Additives. The Partnership Entities shall add pour point depressant to the Intermediate Products as may be requested by the Holly Entities or as may be otherwise required to move certain Intermediate Products in the quantities necessary to meet the Holly Entities schedule. The Holly Entities agree to reimburse the Partnership Entities for the cost of adding pour point depressant to those certain Intermediate Products. All fuel additives, dyes and other additives ("Additives") requested to be added to the Holly Entities' Intermediate Products will be provided by the Holly Entities at no cost to the Partnership Entities or, if the Partnership Entities provide Additives, then the Holly Entities agree to reimburse the Partnership Entities for the costs of the Additives.

      (e) Taxes. The Holly Entities will pay all taxes, import duties, license fees and other charges by any Governmental Authority levied on or with respect to the Intermediate Products delivered by the Holly Entities for transportation by the Partnership Entities in the Intermediate Product Pipelines including, but not limited to, any New Mexico gross receipts and compensating (use) taxes. The Holly Entities will reimburse the Partnership Entities for the New Mexico gross receipts tax, but not income tax, levied on or with respect to the transportation services provided by the Partnership Entities to the Holly Entities under this Agreement. Should any Party be required to pay or collect any taxes, duties, charges and or assessments pursuant to any federal, state, county or municipal law or authority now in effect or hereafter to become effective which are payable by the any other Party pursuant to this Section 2(e) the proper Party shall promptly reimburse the other Party therefor.

      (f) Timing of Payments. The Holly Entities will make payments to the Partnership Entities by wire transfer of immediately available funds on a monthly basis during the term of this Agreement with respect to services rendered by the Partnership Entities under this

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Agreement in the prior month. Payments not received by the Partnership Entities on or prior to the applicable payment date will accrue interest at the Prime Rate from the applicable payment date until paid.

      (g) Pipeline Direction. Without Holly's prior written consent, which shall not be unreasonably withheld, the Partnership Entities will not reverse the direction of any Intermediate Product Pipeline or connect any other pipeline to the Intermediate Product Pipelines; provided, however, that the Partnership Entities may take any necessary emergency action to prevent or remedy a release of Intermediate Products from an Intermediate Product Pipeline without obtaining the consent required by this Section 2(g). The Holly Entities shall have the right to reverse the direction of any Intermediate Product Pipelines so long as the Holly Entities agree to reimburse the Partnership Entities for the additional costs and expenses incurred by the Partnership Entities as a result of changing the direction of any Intermediate Products on the Intermediate Product Pipelines (both to reverse and re-reverse), and (ii) to pay the flow reversal rates as set forth on Exhibit B. The tariff rates applicable to any such flow reversal shall be as set forth on Exhibit B and shall be adjusted each year as provided in Section 2(a)(ii).

      (h) Notification of Utilization. When requested by the Partnership Entities, Holly will provide to the Partnership Entities written notification of Holly's reasonable good faith estimate of its anticipated future utilization of the Intermediate Product Pipelines of the Partnership Entities.

      (i) Scheduling of Product Movements. The Partnership Entities will use their reasonable commercial efforts to schedule Intermediate Products movements and accept deliveries of Intermediate Products hereunder in a manner that is consistent with the historical dealings between the Parties, as such dealings may change from time to time.

      (j) Increases in Pipeline Tariff Rates. If new laws or regulations are enacted that require the Partnership Entities to make substantial and unanticipated capital expenditures with respect to the Intermediate Product Pipelines, the Partnership Entities may amend the tariff rates in order to recover the Partnership Entities' cost of complying with these laws or regulations (including a reasonable return). The Holly Entities and the Partnership Entities shall use their reasonable commercial efforts to comply with these laws and regulations, and shall negotiate in good faith to mitigate the impact of these laws and regulations and to determine the amount of the new tariff rates. If the Holly Entities and the Partnership Entities are unable to agree on the amount of the new tariff rates that the Partnership Entities will charge, such tariff rates will be determined by binding arbitration in accordance with Section 10(f) of this Agreement.

      SECTION 3. EXCEPTIONS TO THE HOLLY ENTITIES' OBLIGATIONS

      (a) Intentionally Omitted.

      (b) Force Majeure. In the event that any Party is rendered unable, wholly or in part, by a Force Majeure event from performing its obligations under this Agreement for a period of more than 30 days, then upon the delivery of notice and full particulars of the Force Majeure event in writing within a reasonable time after the occurrence of the Force Majeure event relied on, the obligations of the Parties, so far as they are affected by the Force Majeure event, shall be

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suspended for the duration of any inability so caused. Any suspension of the obligations of the Parties as a result of this Section 3(b) shall extend the term of this Agreement. The Holly Entities will be required to pay any amounts accrued and due under this Agreement at the time of the Force Majeure event. The cause of the Force Majeure event shall so far as possible be remedied with all reasonable dispatch, except that no Party shall be compelled to resolve any strikes, lockouts or other industrial disputes other than as it shall determine to be in its best interests. In the event a Force Majeure event prevents the Partnership Entities or the Holly Entities from performing their respective obligations under this Agreement for a period of more than one year, this Agreement may be terminated by the Partnership Entities or the Holly Entities. Nothing in this Section 3(b) shall alter the liability of the Partnership Entities as set forth in the rules and regulations tariffs for the Intermediate Product Pipelines attached hereto as Exhibit B.

      SECTION 4. AGREEMENT TO REMAIN SHIPPER

      With respect to any Intermediate Products that are produced at a Refinery and transported in any Intermediate Product Pipeline, the Holly Entities agree that they will continue their historical commercial practice of owning such Intermediate Products from such point as such Intermediate Products leave the Refinery until at least such point as they will not be further transported in an Intermediate Product Pipeline and to continue acting in the capacity of the shipper of any such Intermediate Products for their own account at all times that such Intermediate Products are in an Intermediate Product Pipeline.

      SECTION 5. AGREEMENT NOT TO CHALLENGE TARIFFS

      The Holly Entities agree to any tariff rate changes for the Intermediate Product Pipelines determined in accordance with this Agreement. The Holly Entities agree (a) not to challenge, nor to cause their Controlled Affiliates to challenge, nor to encourage or recommend to any other Person that it challenge, or voluntarily assist in any way any other Person in challenging, in any forum, intrastate tariffs (including joint tariffs) of the Partnership Entities that the Partnership Entities have filed or may file containing rates, rules or regulations that are in effect at any time during the term of this Agreement and regulate the transportation of Intermediate Products, and (b) not to protest or file a complaint, nor cause their Controlled Affiliates to protest or file a complaint, nor encourage or recommend to any other Person that it protest or file a complaint, or voluntarily assist in any way any other Person in protesting or filing a complaint, with respect to regulatory filings that the Partnership Entities have made or may make at any time during the term of this Agreement to change intrastate tariffs (including joint tariffs) for transportation of Intermediate Products in each case so long as such tariffs, regulatory filings or rates changed do not conflict with the terms of this Agreement.

      SECTION 6. EFFECTIVENESS AND TERM

      This Agreement shall be effective as of the Effective Date, and shall terminate at 12:01 a.m. Dallas, Texas, time on July 8, 2020, unless extended by written mutual agreement of the Parties hereto or as set forth in Section 7; provided, however, that Section 5 shall survive the termination of this Agreement. The Party desiring to extend this Agreement pursuant to this

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Section 6 shall provide at least 12 months prior written notice to the other
Party of its desire to so extend this Agreement.

      SECTION 7. RIGHT TO ENTER INTO A NEW AGREEMENT

      For a period of one year following termination without renewal of this Agreement, the Holly Entities will have the right to enter into a new pipelines agreement with the Partnership Entities on commercial terms that substantially match the terms upon which the Partnership Entities propose to enter into an agreement with a third party for similar services on the Intermediate Product Pipelines. The Partnership Entities shall give the Holly Entities 45 days prior written notice of any proposed new pipelines agreement with a third party, and shall inform the Holly Entities of the fee schedules, tariffs, duration and any other terms of the proposed third party agreement.

      SECTION 8. NOTICES

      All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 8:

                           if to the Holly Entities:

                           Holly Corporation
                           100 Crescent Court
                           Suite 1600
                           Dallas, Texas  75201
                           Attn:  Matthew P. Clifton
                           Telecopy: 1-214-615-9372

                           if to the Partnership Entities:

                           Holly Energy Partners, L.P.
                           c/o Holly Logistic Services, L.L.C.
                           100 Crescent Court
                           Suite 1600
                           Dallas, Texas  75201
                           Attn:  James G. Townsend
                           Telecopy: 1-505-748-6827

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      SECTION 9. DEFICIENCY PAYMENTS

      (a) As soon as practicable following the end of each Contract Quarter under this Agreement, the Partnership Entities shall deliver to the Holly Entities a written notice (the "Deficiency Notice") detailing any failure of the Holly Entities to meet any of their obligations under Section 2(a) of this Agreement. The Deficiency Notice shall (i) specify in reasonable detail the nature of any deficiency and (ii) specify the approximate dollar amount that the Partnership Entities believe would have been paid by the Holly Entities to the Partnership Entities if the Holly Entities had complied with Section 2(a) of this Agreement (the "Deficiency Payment"). The Holly Entities shall pay the Deficiency Payment to the Partnership Entities upon the later of: (1) 10 days after their receipt of the Deficiency Notice and (2) 30 days following the end of the related Contract Quarter.

      (b) If the Holly Entities disagree with the Deficiency Notice, then following the payment of the Deficiency Payment to the Partnership Entities, the chief financial officers of Holly (on behalf of the Holly Entities) and Holly GP (on behalf of the Partnership Entities) shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary and shall negotiate in good faith to attempt to resolve any differences that they may have with respect to matters specified in the Deficiency Notice. During the 30-day period following the payment of the Deficiency Payment, the Holly Entities shall have access to the working papers of the Partnership Entities relating to the Deficiency Notice. If such differences are not resolved within 30 days following the payment of the Deficiency Payment, the Holly Entities and the Partnership Entities shall, within 45 days following the payment of the Deficiency Payment, submit any and all matters which remain in dispute and which were properly included in the Deficiency Notice to arbitration in accordance with Section 10(f).

      (c) If it is finally determined pursuant to this Section 9 that the Holly Entities are not required to make any or all of the Deficiency Payment (the "Refund"), the Partnership Entities shall promptly pay to the Holly Entities the Refund, together with interest thereon at the Prime Rate, in immediately available funds.

      (d) Deficiency Payments will be credited against any payments owed by the Holly Entities in the following four Contract Quarters in excess of the Minimum Revenue Commitments established by this Agreement for such Contract Quarters; provided, however, that the Holly Entities will not receive credit for any Deficiency Payment in any of the following four Contract Quarters until it has met the Minimum Revenue Commitment in the succeeding Contract Quarter.

      SECTION 10. MISCELLANEOUS

      (a) Intention as to Refineries. The Holly Entities represent to the Partnership Entities that, as of the date of this Agreement, they are not considering a shut down of any of the Refineries or any changes to any of the Refineries that would have a material adverse effect on the operation of any of the Refineries.

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      (b) Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the Parties hereto and, in the case of any amendment or modification adverse to the Partnership Entities, approved by the Conflicts Committee of Holly GP. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced, and, in the case of any waiver by the Partnership Entities, approved by the Conflicts Committee of Holly GP. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.

      (c) Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the Holly Entities, the Partnership Entities and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of Holly (in the case of any assignment by the Partnership Entities) or the Conflicts Committee of Holly GP (in the case of any assignment by the Holly Entities), in each case, such consent is not to be unreasonably withheld or delayed; provided, however, that (i) the Partnership Entities may make such an assignment (including a partial pro rata assignment) to an Affiliate of the Partnership Entities without Holly's consent, (ii) the Holly Entities may make such an assignment (including a pro rata partial assignment) to an Affiliate of the Holly Entities without the Conflicts Committee of Holly GP's consent, (iii) the Holly Entities may make a collateral assignment of their rights and obligations hereunder and/or grant a security interest in all or a portion of the Intermediate Product Pipelines to any bona fide third party lender or debt holder, or trustee or representative for any of them, and (iv) the Partnership Entities may make a collateral assignment of their rights hereunder and/or grant a security interest in all or a portion of the Intermediate Product Pipelines to a bona fide third party lender or debt holder, or trustee or representative for any of them, if such third party lender, debt holder or trustee shall have executed and delivered to the Holly Entities a non-disturbance agreement in such form as is reasonably satisfactory to the Holly Entities and the Holly Entities execute an acknowledgement of such collateral assignment in such form as may from time to time be reasonably requested. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties agree to require their respective successors, if any, to expressly assume, in a form of agreement acceptable to the other Parties, their obligations under this Agreement.

      (d) Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

      (e) Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

      (f) Arbitration Provision. Any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States
Code). If there is any inconsistency between this Section and the Commercial

Arbitration Rules or the Federal Arbitration Act, the terms of this Section will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party ("Claimant") serving written notice on the other Party ("Respondent") that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant's notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent's account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral Parties who have never been officers, directors or employees of any of the Holly Entities, the Partnership Entities or any of their affiliates and (ii) have not less than seven years experience in the energy industry. The hearing will be conducted in Dallas, Texas and commence within 30 days after the selection of the third arbitrator. The Holly Entities, the Partnership Entities and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.

      (g) Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties, and no limited partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

      (h) Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

      [Remainder of page intentionally left blank. Signature pages follow.]

      IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above.

                           HOLLY CORPORATION

                           By:    /s/ Stephen H. McDonnell
                              --------------------------------------------
                                  Stephen J. McDonnell,
                                  Vice President and Chief Financial Officer

                           NAVAJO REFINING COMPANY, L.P.

                           By: NAVAJO REFINING GP, L.L.C.,
                               its general partner

                           By:    /s/ Stephen H. McDonnell
                               --------------------------------------------
                                  Stephen J. McDonnell,
                                  Vice President and Chief Financial Officer

                           HOLLY ENERGY PARTNERS, L.P.

                           By:   HEP LOGISTICS HOLDINGS, L.P.,
                                 its general partner

                           By:   HOLLY LOGISTIC SERVICES, L.L.C.,
                                 its general partner

                           By:   /s/ Stephen J. McDonnell
                               ---------------------------------------
                                 Stephen J. McDonnell,
                                 Vice President and Chief Financial Officer

                Signature Page 1 of 3 to the Pipelines Agreement

                           HOLLY ENERGY PARTNERS-OPERATING, L.P.

                           By: HEP LOGISTICS GP, L.L.C.,
                               its general partner

                           By: HOLLY ENERGY PARTNERS, L.P.
                               its sole member

                           By: HEP LOGISTICS HOLDINGS, L.P.,
                               its general partner

                           By: HOLLY LOGISTIC SERVICES, L.L.C.,
                               its general partner

                           By:  /s/ Stephen J. McDonnell
                              -------------------------------------------
                                Stephen J. McDonnell,
                                Vice President and Chief Financial Officer

                           HEP PIPELINE, L.L.C.

                           By: HOLLY ENERGY PARTNERS -- OPERATING, L.P. its sole member

                           By:  HEP LOGISTICS GP, LLC.,
                                its general partner

                           By:  HOLLY ENERGY PARTNERS, L.P.,
                                its general partner

                           By: HEP LOGISTICS HOLDINGS, L.P.,
                               its general partner

                           By:  HOLLY LOGISTIC SERVICES, L.L.C.,
                                its general partner

                           By:    /s/ Stephen J. McDonnell
                               -------------------------------------------
                                Stephen J. McDonnell,
                                Vice President and Chief Financial
                                Officer

                Signature Page 2 of 3 to the Pipelines Agreement

                           HEP LOGISTICS HOLDINGS, L.P.

                           By:  HOLLY LOGISTIC SERVICES, L.L.C.,
                                its general partner

                                 By:     /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                         Stephen J. McDonnell,
                                         Vice President and Chief Financial
                                         Officer

                           HOLLY LOGISTIC SERVICES, L.L.C.

                           By:   /s/ Stephen J. McDonnell
                               --------------------------------------------
                                 Stephen J. McDonnell,
                                 Vice President and Chief Financial Officer

                           HEP LOGISTICS GP, L.L.C.

                           By:  HOLLY ENERGY PARTNERS, L.P.,
                                its general partner

                           By:  HEP LOGISTICS HOLDINGS, L.P.,
                                its general partner

                           By:  HOLLY LOGISTIC SERVICES, L.L.C.,
                                its general partner

                           By:  /s/ Stephen J. McDonnell
                                -------------------------------------------
                                Stephen J. McDonnell,
                                Vice President and Chief Financial Officer

                Signature Page 3 of 3 to the Pipelines Agreement

                                    EXHIBIT A

                         INTERMEDIATE PRODUCT PIPELINES

"Intermediate Pipelines" means approximately 65 miles of 8" feedstock pipeline and 10" feedstock pipeline, each of which begins at the inlet flange of the delivery manifold motor operated valves at the Lovington Refinery, near Lovington, New Mexico and ends at the outlet flange of the turbine meter at the Artesia Refinery in Artesia, New Mexico, along with any and all connection facilities, including the Enterprise/MAPL connection, field booster pump stations, spare parts, pipes, valves, motors and miscellaneous equipment directly associated with the 8" inch and 10" feedstock pipelines.

                                    EXHIBIT B

                              ATTACHED TO AND MADE
                        PART OF THE PIPELINES AGREEMENT,
                               DATED JULY 8, 2005

                          RATES, RULES AND REGULATIONS
================================================================================

                                 TABLE OF RATES
              RATES IN CENTS PER BARREL OF 42 UNITED STATES GALLONS

       ORIGIN                                                                                  RATE
CARRIER'S RECEIVING POINT                    DESTINATION                    RATE               TYPE
-------------------------               ---------------------               -----          -------------
  Lovington, New Mexico                   Artesia, New Mexico               0.450          Non-Incentive
                                                                            0.250            Incentive
-  Barnsdal Station                     Lovington, New Mexico               0.450          Flow Reversal
-  Artesia, New Mexico                  Lovington, New Mexico               0.450          Flow Reversal

INCENTIVE RATE TERMS: See Section 2(b)(ii) of the Agreement for the Incentive Rate terms.

NON-INCENTIVE RATE TERMS: See Section 2(a)(i) of the Agreement for the Non-Incentive Rate terms.

FLOW REVERSAL RATE TERMS: See Section 2(g) of the Agreement for additional Flow Reversal terms.

                              RULES AND REGULATIONS

Company will receive Intermediate Products for interstate transportation only to established delivery stations on its own lines, and lines of connecting pipeline companies, on the following conditions:

ITEM NO.        SUBJECT                                              APPLICATION
--------    ---------------    ------------------------------------------------------------------------------------------------
                               As used in these rules and regulations, the following terms have the following meanings:

                               "Barrels" means 42 United States gallons at sixty degrees (60 degree) Fahrenheit.

                               "Carrier" means Holly Energy Partners - Operating, L.P.

                               "Company" means Holly Energy Partners - Operating, L.P.

                               "Consignee" means the party to whom a Shipper has ordered the delivery of Intermediate Products.

                               "Intermediate Products" means crude oil, gas oil, diesel, kerosene, casinghead, naphtha, normal butane and isobutane, all of which should be characteristically equal to like products that have been transported on the Intermediate Product Pipelines after January 1, 2003.

                               "Nomination" means an offer by a Shipper to Carrier of a stated quantity of Intermediate Products for transportation from origin to specified destination.

 5            Definitions      "Shipment" means a volume of Intermediate Products offered to and accepted by Carrier for transportation.

                               "Shipper" means the party who contracts with the Carrier for transportation of Intermediate
                                 Products under the terms of this tariff.

                               "Transmix" means the mixture that occurs in normal pipeline operations between non-compatible
                                 Intermediate Products.

                               Intermediate Products will be accepted for transportation at such time as Intermediate Products of same quality and specifications are currently being transported from receiving point to destination. Prior to acceptance of Intermediate Products for transportation the Company may require from the Shipper a certificate setting forth, in detail, the specifications of each shipment of Intermediate Products. Carrier may also make such tests as it deems necessary.

                               All additives and inhibitors to be included in Shipper's Intermediate Products must first be
            Specifications       approved by the Carrier before such Intermediate Products will be  accepted  for
                 and             transportation. If Intermediate Products tendered by Shipper do not contain corrosion
 10           Acceptance         inhibitor compound  which is satisfactory  to Carrier,  then  Carrier  may, at Shipper's
                  of             expense, inject corrosion inhibitor compound in the Intermediate Products to be
                Product          transported, and Shipper and  Consignee  will accept  delivery of shipments at destination containing portions of the corrosion inhibitor compound.

                               Intermediate Products will be accepted for transportation when Shipper has made necessary arrangements (a) to provide facilities to tender such Intermediate Products and deliver same at
                                 Carrier's receiving manifold at the origin at pumping rates and pressures as required by
                                 Carrier, and (b) to provide facilities at the destination to receive the Intermediate Products tendered for transportation at flow rates and pressures as required by Carrier.

                               Carrier may require Shipper to supply adequate buffer material when necessary for quality control purposes to maintain segregation of Shipments of Intermediate Products.

                               Shipper will be required to schedule its Intermediate Products for delivery into Carrier's
              Shipments-         receiving tanks or suction manifold at the origin to meet the cycle within which Carrier
  15        Nominations and      schedules the Intermediate Products to move.  Intermediate Products shall be available for
                Minimum          shipment 24 hours  before the scheduled  date for  movement into the Carrier's pipeline
                Tender           system.  Shipper  shall  deliver  Intermediate  Products to Carrier at a pressure no greater than 256 psig and at a  flowing pressure of at least 100 psig, at a temperature of no greater than 120 degrees Fahrenheit.

ITEM NO.        SUBJECT                                              APPLICATION
--------    ---------------    ------------------------------------------------------------------------------------------------

              Mixing with      Carrier will endeavor to deliver substantially the same Intermediate Products as received
                 Other           from Shipper to the extent permitted by Carrier's facilities. However, all shipments will
 20             Refined          be accepted for transportation only on condition that it shall be subject to such changes
               Petroleum         in gravity or quality while in transit as may result from the mixture with other
               Products          Intermediate Products in the pipelines.

                               Carrier will allocate all Transmix to Shipper. Shipper must accept delivery of Transmix from
                                 Carrier no later than 5 days after notification that Transmix is available for distribution to
                                 Shipper. Shipper will have sole responsibility for the disposition of its Transmix.

                Refined        Company shall have the right to decline to receive any Intermediate Products which may be
               Petroleum         involved in litigation or the title of which may be in dispute,  and it may require of the
               Products          Shipper satisfactory evidence of his perfect and unencumbered title or satisfactory
              to be Free         indemnity bond to protect Company.
 25           from Liens
                  and
                Charges

                               Company is engaged in the transportation of Intermediate Products exclusively and therefore
 30            Commodity         will not accept any other commodity for transportation.

                               Carrier shall not be liable for loss of Intermediate Products in its custody, damage thereto, or delay caused by fire, storm, flood, epidemics, Acts of God, riots, insurrection, rebellion, war, act of the public enemy, quarantine, nuclear or atomic explosion, strikes, picketing, or other labor stoppages, whether of Carriers employees or other, the authority of law, requisition or necessity of Government of the United States in time of war, default of Shipper or Shipper's Consignee or any other cause not due to the sole negligence of Carrier, whether
               Liability         similar or  dissimilar to the cause herein enumerated. In the event of such loss, Shipper
 40               of             shall bear the loss. Transportation charges will be assessed only on the quantity delivered
                Carrier          net of volume corrections as set forth in Item No. 45 herein.

                               Shipments tendered to Carrier for transportation shall be tested by a representative of
                                 Carrier, and gauged or measured by automatic equipment approved by Carrier or by other methods acceptable in the industry,  at locations designated by Carrier. The Shipper shall
               Gauging,          have the privilege of being present or represented at the gauging and testing. Quantities
               Testing,          will be computed from correctly compiled tank tables or by  Carrier approved meters.
 45              and             Corrections will be made for temperature from observed degrees Fahrenheit to sixty degrees
                Volume           (60 degrees) Fahrenheit.
              Corrections
                               Shipper shall bear the actual product losses for shrinkage and evaporation incident to pipeline transportation up to a maximum of twenty-five hundredths (0.25) of a percent. Carrier shall offset such product losses with any product gains and shall determine the net product losses on a calendar quarterly basis.

                               Either prior to or after the acceptance of Shipments for transportation through Carrier's pipeline system, Carrier may, upon reasonable notice, require each Shipper to provide a pro
 55            Line Fill         rata part of the volume of Intermediate Products necessary for pipeline fill. Intermediate
                                 Products provided by a Shipper for this purpose may be withdrawn from the system only with the prior approval of Carrier or after reasonable notice of such Shipper's intention.


ITEM NO.        SUBJECT                                              APPLICATION
--------    ---------------    ------------------------------------------------------------------------------------------------
                               As a condition precedent to recovery, claims must be filed in writing with Carrier within nine
                Claims,          (9) months after delivery of the property, or in case of failure to make delivery, then within
                Suits,           nine (9) months after a reasonable time for delivery has elapsed; and suits shall be instituted
 65              Time            against Carrier only within two (2) years and one (1) day from the day when notice in writing
                  for            is given by Carrier to the claimant that Carrier has disallowed the claim or any part or parts
                Filing           thereof specified in the notice. Where claims are not filed or suits are not instituted thereon in accordance with the foregoing provisions, Carrier shall not be liable, and such claims will not be paid.